                                                                   Exhibit 21.1

              SUBSIDIARIES OF REGISTRANT AS OF DECEMBER 31, 2001

Subsidiary                                 Jurisdiction of Incorporation
----------                                 -----------------------------

Remington Arms Company, Inc.               Delaware

Remington International, Ltd.              Barbados

RA Brands, L.L.C.                          Delaware

RA Factors, Inc.                           Delaware